UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________

Date of Report (Date of earliest event reported): May 4, 2016

PETROSHARE CORP.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	333-198881 (Commission File Number)	46-1454523 (I.R.S. Employer Identification No.)

7200 S. Alton Way, Suite B-220
Centennial, Colorado 80112
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (303) 500-1160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                          Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 4, 2016, the Board of Directors of PetroShare Corp. (the “Company”) expanded its membership from three to five members and appointed Messrs. Scott Chandler and James Sinclair to fill the vacancies created by the increase. Messrs. Chandler and Sinclair will serve in those positions until the next annual meeting of the Company’s shareholders’ and until their successors are elected and qualified, or until either or both of them are removed.
Scott Chandler has over 25 years of senior executive level management experience. He is the founder and owner of Franklin Court Partners, Inc. (“FCP”), a private Colorado corporation providing management and financial consulting services in connection with developing business plans, securing financing and restructuring, a position he has held since 2001. Prior to founding FCP, Mr. Chandler was a founder, Chief Financial Officer and senior vice president for Rhythms Netconnections, Inc., a  publicly-traded Delaware corporation with securities formerly traded on the NASDAQ National Market System, where he served from 1998 to 2001. Mr. Chandler was a member of the senior management team that led this national provider of DSL networking and services prior to the sale of a majority of its assets to MCI Worldcom. From 1996 to 1998, Mr. Chandler served as President and Chief Executive Officer of C-COR Incorporated (“C-COR”), a publicly-traded Pennsylvania corporation and pioneer in the cable television industry and leading supplier of broadband telecommunications equipment. The common stock of C-COR was traded on the NASDAQ Global Market until the company was merged in late 2007. Prior to C-COR, Mr. Chandler held a number of positions at US WEST. Mr. Chandler’s business career began with Arthur Andersen & Co. as a Senior Consultant/Accountant. He earned an MBA from the Wharton School of Business at the University of Pennsylvania and a B.A. from Whitworth College.  Mr. Chandler currently serves as a member of the board of directors of several privately-held and non-profit entities and has in the past served as a member of several public company boards.  He has been determined to be an audit committee financial expert under applicable rules of the Securities and Exchange Commission.
James Sinclair has over 31 years of experience in exploration, development, acquisitions and divestitures in the oil and gas industry. Beginning in April 2014, Mr. Sinclair began serving as Chief Operating Officer of Providence Energy Operators, LLC, a privately-held Delaware limited liability company. Providence invests primarily in non-operated oil and gas properties in the United States. Providence is also the Company’s principal lender. In 2010, Mr. Sinclair co-founded Petro Harvester Operating Co., LLC, a privately-held oil and gas production company, where he served as President and Chief Operating Officer until 2012.  From 1993 until 2008, Mr. Sinclair served in a variety of positions with Denbury Resources Inc., a publicly-traded Delaware corporation with securities traded on the New York Stock Exchange. Those positions included Exploration Manager, District Manager of Mississippi, Director of Acquisitions, and Vice President of Exploration and Geosciences. Denbury was an exploration and production company with operations primarily in the Gulf Coast area and offshore Gulf of Mexico.  Mr. Sinclair received a B.S. in Geoscience from Northeast Louisiana University.
In connection with their appointment to the Board, both Mr. Chandler and Mr. Sinclair were each granted 25,000 shares of the Company’s common stock and options to purchase an additional 25,000 shares of stock, which options are exercisable at a price of $1.10 per share until December 2022. Each individual will receive a quarterly director fee in the amount of $3,000.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PetroShare Corp.

Date: May 10, 2016	By: /s/ Stephen J. Foley
Stephen J. Foley, Chief Executive Officer